QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

POWERS OF ATTORNEY

        By signing below, I hereby constitute and appoint Robert F. Hall, Christian Dubé and Nathalie Théberge my true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacities as a director and/or officer of Cascades Inc., a Quebec company (the "Company"), and/or as a director and/or officer of one or more of the Company's subsidiaries listed on Annex A (the "Subsidiary Guarantors"), that said attorneys and agents, or any of them, may deem necessary or advisable or that may be required to enable the Company and the Subsidiary Guarantors to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with a registration statement on Form F-4 and S-4 (or any other appropriate form) for the purpose of registering pursuant to the Securities Act up to US$125 million of 7 1/4% Senior Notes due 2013, and the guarantees thereof given by the Subsidiary Guarantors, to be issued in exchange for the Company's outstanding restricted 7 1/4% Senior Notes due 2013, and the guarantees thereof given by the Subsidiary Guarantors, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as director and/or officer of the Company and/or one or more Subsidiary Guarantors (individually or on behalf of the Company or a Subsidiary Guarantor), such registration statement, and any and all amendments and supplements thereto, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, I have executed this Powers of Attorney as of April 12, 2005.

/s/ DENIS JEAN Denis Jean	/s/ PAUL R. BANNERMAN Paul R. Bannerman
/s/ MARIO LACHARITÉ Mario Lacharité	/s/ SUZANNE BLANCHET Suzanne Blanchet
/s/ ÉRIC LAFLAMME Éric Laflamme	/s/ ALAIN LEMAIRE Alain Lemaire
/s/ NORMAN BOISVERT Norman Boisvert	/s/ BERNARD LEMAIRE Bernard Lemaire
/s/ LAURENT LEMAIRE Laurent Lemaire	/s/ SYLVIE LEMAIRE Sylvie Lemaire
/s/ ROBERT CHEVRIER Robert Chevrier	/s/ ANDRÉ DESAULNIERS André Desaulniers
/s/ MICHEL DESBIENS Michel Desbiens	/s/ DAVID MCAUSLAND David McAusland

/s/ GUY DUPLESSIS Guy Duplessis	/s/ MIRANDA MELFI Miranda Melfi
/s/ LOUIS GARNEAU Louis Garneau	/s/ MARTIN P. PELLETIER Martin P. Pelletier
/s/ MARIO PLOURDE Mario Plourde	/s/ ROBERT F. HALL Robert F. Hall
/s/ LAURENT VERREAULT Laurent Verreault	/s/ ALLAN HOGG Allan Hogg
/s/ YVON JACQUES Yvon Jacques	/s/ CHRISTIAN DUBÉ Christian Dubé
/s/ JAMES B.C. DOAK James B.C. Doak	/s/ GUY PRENEVOST Guy Prenevost
/s/ GARY A. HAYDEN Gary A. Hayden	/s/ JEAN P. BREAULT Jean P. Breault
/s/ ALAIN DUCHARME Alain Ducharme	/s/ EDWARD P. FITTS Edward P. Fitts
/s/ RICHARD J. SCANLAN Richard J. Scanlan	/s/ ROBERT L. CAUFMANN Robert L. Caufmann
/s/ ROBERT BRIGGS Robert Briggs

Annex A

Name	State or Jurisdiction of Incorporation
Cascades Agri-Pak, Inc.	New York
Cascades Auburn Fiber Inc.	Delaware
Cascades Boxboard Group Inc.	Canada
Cascades Boxboard U.S., Inc.	Delaware
Cascades Canada Inc.	Canada
Cascades Delaware LLC	Delaware
Cascades Diamond, Inc.	Massachusetts
Cascades Fine Papers Group (Sales) Inc.	Delaware
Cascades Fine Papers Group (USA) Inc.	New York
Cascades Fine Papers Group Inc.	Canada
Cascades Fine Papers Group Thunder Bay Inc.	Canada
Cascades Moulded Pulp, Inc.	North Carolina
Cascades Nova Scotia Company	Nova Scotia
Cascades Plastics Inc.	Delaware
Cascades Tissue Group—Arizona Inc.	Delaware
Cascades Tissue Group—IFC Disposables Inc.	Tennessee
Cascades Tissue Group—New York Inc.	Delaware
Cascades Tissue Group—North Carolina Inc.	North Carolina
Cascades Tissue Group—Oregon Inc.	Delaware
Cascades Tissue Group—Pennsylvania Inc.	Delaware
Cascades Tissue Group—Pickering Inc.	Canada
Cascades Tissue Group—Sales Inc.	Delaware
Cascades Tissue Group—Tennessee Inc.	Delaware
Cascades Tissue Group—Wisconsin Inc.	Delaware
Cascades Transport Inc.	Canada
Cascades USA Inc.	Delaware
Conference Cup Ltd.	Ontario, Canada
Dopaco, Inc.	Pennsylvania
Dopaco Canada, Inc.	Canada
Dopaco Limited Partnership	Delaware
Dopaco Pacific LLC	Delaware
Garven Incorporated	Ontario, Canada
Kingsey Falls Investments Inc.	Canada
Rabotage Lemay Inc.	Québec, Canada
Scierie Lemay Inc.	Québec, Canada
W.H. Smith Paper Corporation	New York
3815285 Canada Inc.	Canada
3815315 Canada Inc.	Canada
6265642 Canada Inc.	Canada

QuickLinks

POWERS OF ATTORNEY